                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-47990) of H Power Corp. of our report dated July 31, 2001 relating to the consolidated financial statements and financial statement schedule, which appears on page 36 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 16, 2001